UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Sixth Street Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX	75201
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John D. Hershey to the Board of Directors of the Company

On June 30, 2025, the Board of Directors (the “Board”) of Sixth Street Specialty Lending, Inc. (the “Company”) appointed John D. Hershey as a director to fill the vacancy following the retirement of John Ross. Mr. Hershey’s appointment brings the total number of directors to ten, six of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. Mr. Hershey will serve on the Company’s Board as a Class II director who is not an “interested person” from June 30, 2025 until the date of the Company’s 2028 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Also on June 30, 2025, Mr. Hershey was appointed as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Chairman and Chief Executive Officer, Joshua Easterly, noted “On behalf of the entire Company and the Sixth Street platform, I am thrilled to welcome John Hershey to our Board of Directors. John is well respected within the alternative asset management industry as a long-time investor and member of the senior management team of Oregon State Treasury, the public pension plan of Oregon. His extensive experience, deep investment acumen and proven leadership will complement the existing skill set of our Board and serve to continue driving value for our stakeholders. John’s alignment with and understanding of the principles with which we have built and operate our business are an ideal foundation for a Board position.”

Mr. Hershey previously worked from 2008 to 2023 at the Oregon State Treasury, most recently as Director of Investments, where he helped manage investment portfolios across all asset classes. Prior to that role, Mr. Hershey was the Director of Alternative Investments, with overall responsibility for private equity, real estate, real assets, hedge fund, private credit, and opportunity portfolios. Previously, Mr. Hershey was a managing director at an early-stage venture firm and a managing director at Banc of America Securities. Mr. Hershey has a BA in Economics from the University of California, Davis and an MBA from the University of Chicago. He served from 2018-2023 as a board member of the Institutional Limited Partners Association (ILPA), and Vice Chair from 2020-2022. He currently is a member of the board of trustees of the Oregon Health & Science University Foundation and is a member of the board of directors of Talcott Financial Group Investments, Blackstone Private Equity Strategies Fund L.P. and Blackstone Infrastructure Strategies L.P.

Mr. Hershey has not been appointed to serve as a director pursuant to any agreement or understanding with the Company or any other person and there are no transactions in which Mr. Hershey has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hershey will receive the standard compensation paid by the Company to its directors that are not “interested persons.” In addition, Mr. Hershey has executed the Company’s form of indemnification agreement, the form of which has been filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET SPECIALTY LENDING, INC.
(Registrant)

Date: July 3, 2025	By:	/s/ Ian Simmonds
Name: Ian Simmonds
Title: Chief Financial Officer